EXHIBIT 10.42

EQUITY PURCHASE AGREEMENT

EQUITY PURCHASE AGREEMENT, dated as of 10th July 2013, by and among Sanomedics International Holdings, Inc., a Delaware corporation (“Parent”), Anovent, Inc., a Florida corporation (“Buyer”), Duke Medical Equipment LLC, a Texas limited liability company (the “Company”), and Vann R. Duke, the sole equity holder of the Company (“Seller”).

W I T N E S S E T H:

WHEREAS, the Company operates a durable medical equipment company as described more fully on Schedule 1 hereto (the “Business”);

WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of the issued and outstanding membership interests of the Company as more fully set forth on Schedule 2 hereto (the “Purchase Shares”) on the terms and subject to the conditions set forth herein;

WHEREAS, all defined terms used herein and not otherwise defined within the body of this Agreement shall have the meaning attributed to them in Article VIII; and

NOW THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

ARTICLE I

SALE AND PURCHASE; CLOSING

Section 1.1 Purchase and Sale of Shares. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell, transfer and deliver to Buyer, and Buyer shall purchase and accept from Seller, the Purchase Shares.

Section 1.2 Purchase Price. Subject to the Asset Consideration Adjustment, the purchase price for the Purchase Shares shall be $7,000,000.00 (the “Purchase Price”) payable at Closing by delivery as follows:

(a) $2,000,000.00 in immediately available funds to such account as Seller so directs; and

(b) $1,000,000.00 in the form of a note (“Secured Promissory Note A”, in the form of a Secured Promissory Note attached hereto as Exhibit 1.2(c)(i)) from Buyer (guaranteed by the Parent (Sanomedics International Holdings, Inc. in the form of a Continuing Guaranty attached hereto as Exhibit 1.2(c)(ii) and secured by the assets of the Company in the form of a Security Agreement and UCC-1 attached hereto as Exhibit 1.2(c)(iii)) in favor of Seller with five percent (5%) interest; and

(c) $1,000,000.00 in the form of a note (“Secured Promissory Note B”) attached hereto as Exhibit 1.2 (d)(i) from Buyer (guaranteed by the Parent (Sanomedics International Holdings, Inc.) in the form of a Continuing Guaranty attached hereto as Exhibit 12 (d)(i) and secured by the assets of the Company in the form of a Security Agreement and UCC-1 attached hereto as Exhibit 1.2 (d) (iii) and (iv) in favor of Seller with five percent (5%) interest, monthly payments of interest and principal and a maturity date of two years from the date of Closing provided; however, that the principal balance of the Promissory Note B shall be: (i) reduced if the EBITDA for the fiscal year ended December 31, 2013 (“2013 EBITDA”) is less than $1,500,000.00; (ii) increased if 2013 EBITDA is greater than $1,500,000.00; on a dollar for dollar basis. Therefore, by way of example, if 2013 EBITDA is $1,450,000.00; the principal balance of the Promissory Note B shall be reduced by $50,000.00; furthermore, if 2013 EBITDA is $1,550,000.00; the principal balance of the Promissory Note B shall be increased by $50,000.00. At the Seller’s option, Promissory Note B can be paid in shares of common stock of Buyer; and

(d) $3,000,000.00 in the form of [__________] shares of common stock of the Parent, such stock to be valued at the average closing bid price for the five (5) days prior to Closing hereunder.

Section 1.3 Closing. Subject to the terms and conditions of this Agreement, the sale and purchase of the Purchase Shares and the consummation of the other transactions contemplated hereby (the “Closing”) shall take place at 10:00 a.m., local time, at the offices of counsel to Buyer on the fifth business day following the satisfaction of all conditions contained in Section 5.2 hereof, or such other date as may be selected by the parties (the “Closing Date”).

ARTICLE II

REPRESENTATIONS AND WARRANTIES
OF SELLER AND COMPANY

Seller and Company jointly and severally represent, warrant and covenant, to the best of their knowledge, information and belief, to each of Buyer and Parent the following.

Section 2.1 Capitalization. Seller owns all of the issued membership interest of the Company (the “Equity”). The Company does not and, at the Closing, the Company will not, have outstanding any membership interests (equity) or other securities or any rights, warrants or options to acquire securities of the Company or any convertible or exchangeable securities and, other than pursuant to this Agreement, no person has or, at Closing will have, any right to purchase, or otherwise acquire any securities of the Company, including the Purchase Shares. There are, and at Closing will be, no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any securities of the Company. The Purchase Shares constitute 100% of the issued and outstanding membership interests (equity) of the Company after giving effect to the Contemplated Transactions (as defined herein). All of the Purchase Shares are, and at Closing will be, duly authorized, duly and validly issued, fully paid and non-assessable, and none were issued or will be issued in violation of any preemptive rights, rights of first refusal or any other contractual or legal restrictions of any kind.

Section 2.2 Title to the Purchase Shares. Seller owns and holds good and valid title to the Purchase Shares free and clear of any Lien of any kind. At the Closing, Seller will deliver and transfer the Purchase Shares to Buyer free and clear of any Lien.

Section 2.3 Authority Relative to this Agreement. Each of Seller and the Company have full power, capacity and authority to execute and deliver each Transaction Document to which it is or, at Closing, will be, a party and to consummate the transactions contemplated hereby and thereby (the “Contemplated Transactions”). This Agreement has been and, at Closing, the other Transaction Documents to which Seller and the Company is or will be a party will have been, duly and validly executed and delivered by Seller and the Company, and (assuming the valid execution and delivery thereof by the other parties thereto) constitutes, or will, at the Closing, constitute, as the case may be, the legal, valid and binding agreements of Seller and the Company, enforceable against Seller and the Company in accordance with their respective terms, except as such obligations and their enforceability may be limited by applicable bankruptcy and other similar Laws (as defined herein) affecting the enforcement of creditors’ rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought (whether at law or in equity).

Section 2.4 No Conflicts; Consents. Except as set forth on Schedule 2.4, the execution, delivery and performance by Seller and the Company of each Transaction Document to which Seller and the Company is or, at Closing, will be, a party and the consummation of the Contemplated Transactions to which Seller and the Company is or, at Closing, will be, a party, do not and will not (i) violate any provision of the Governing Documents of the Company; (ii) require Seller and/or the Company to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice to, any Governmental Body (as defined herein) or any other person (including the Board of Directors or the shareholders of the Company); (iii) violate, conflict with or result in a breach or default under (with or without the giving of notice or the passage of time or both), or permit the suspension or termination of, any Contract to which the Company is a party or by which the Company or any of its assets may be bound or subject, or result in the creation of any Lien upon any of the Purchase Shares or upon any of the Assets of the Company; (iv) violate any Law or Order (as defined herein) of any Governmental Body against, or binding upon, Seller or the Company or upon any of the Assets of the Company or the Business; or (v) violate or result in the revocation or suspension of any Permit (as defined herein).

Section 2.5 Corporate Existence and Power. The Company is duly organized, validly existing and in good standing under the laws of Texas, and has all requisite powers and all material Permits required to own and/or operate its Assets and to carry on the Business as now conducted and is duly qualified to do business in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary. The Company does not have and never has had any Subsidiaries.

Section 2.6 Governing Documents. Seller has heretofore delivered to Buyer true and complete copies of the Governing Documents of the Company as in effect on the date hereof.

Section 2.7 Financial Information.

(a) Seller has previously furnished to Buyer true, complete and correct copies of; (i) the Company’s unaudited financial statements at and for the fiscal year ended December 31, 2011 and 2012 (the “Annual Statements”); and (ii) the Company’s unaudited financial statements at and for the six months ended June 30, 2013 (the “Interim Statements” and together with the Annual Statement, the “Financial Statements”). The Financial Statements have been prepared in accordance with Generally Accepted Accounting Principles consistently applied. Each of the Financial Statements presents fairly the financial position of the Company as of its date, and the earnings, changes in stockholders’ equity and cash flow thereof for the periods then ended. Each delivered balance sheet fully sets forth all consolidated Assets and Liabilities of the Company existing as of its date which, under Generally Accepted Accounting Principles, should be set forth therein, and each delivered statement of earnings sets forth the items of income and expense of the Company which should be set forth therein under Generally Accepted Accounting Principles.

(b) All financial, business and accounting books, ledgers, accounts and official and other records relating to the Company have been properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies contained or reflected therein. There are no records, systems, Contracts, data or information of the Company, recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which are not under the Company’s exclusive ownership and direct control.

Section 2.8 Liabilities. Except as and to the extent reflected in the Interim Statement at June 30, 2013 (the “Latest Balance Sheet Date”) referred to in Section 2.7(a), the Company did not have, as of the Latest Balance Sheet Date, any Liabilities (other than obligations of continued performance under Contracts entered into in the ordinary course of the Business); and the Company has not incurred any Liabilities since the Latest Balance Sheet Date except: (i) current Liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of the Business and consistent with past practice; (ii) Liabilities reflected on the balance sheet included in the Interim Statements referred to in Section 2.7(a); (iii) Liabilities or obligations of continued performance under Contracts entered into in the ordinary course of the Business; and (iv) Liabilities incurred since the date of such Interim Statements in the ordinary course of the Business and consistent with past practice. Except as disclosed on the Interim Statements, the Company has no Liability with respect to returns of products sold or cancellation of, or dispute regarding, services. As of the Closing Date, there will exist no Company Debt, Trade Payables or other Liabilities other than those listed on Schedule 2.8; and notwithstanding anything contained herein to the contrary, immediately prior to and following the consummation of the transactions contemplated by this Agreement, the Company shall have no accounts payable.

Section 2.9 Company Receivables. All Receivables, as listed on Schedule 2.9, are valid and enforceable claims, and constitute bona fide Receivables resulting from the sale of goods and services in the ordinary course of the Business. The Company has not made any loan or advance to any person.

Section 2.10 Absence of Certain Changes. Notwithstanding anything else within this Agreement to the contrary, Seller and Company represent and acknowledge to each other that: (i) changes in Medicare policies and reimbursement may change the gross income and EBITA; (ii) insurance contracts with the Company can be cancelled or not renewed, or reimbursements reduced without any notice; (iii) Seller has no control over insurance contracts; (iv) Seller has little control over gas prices, maintenance costs, employee accidents, or inclement weather (ie: hurricanes); and (v) all of these factors (i), (ii), (iii) and (iv) can cause a material adverse change in the condition of Company; and that, in addition to the revisions to Medicare rules as of July 1, 2013,, as of July 1, 2013, the Company no longer accepts Medicare reimbursement patients. If any of the above should cause a material adverse change in the operations of the Company, same shall not be considered a misrepresentation by the Seller or the Company, nor shall it be cause for Buyer voiding this Agreement or any Exhibit executed pursuant hereto.

Section 2.11 Since June 30, 2013, except as set forth in this Agreement, the Company has conducted the Business in the ordinary course consistent with past practice and there has not been:

(i) Any material adverse change in the Condition of the Business or any event, occurrence or circumstance that could reasonably be expected to cause such a material adverse change;

(ii) Any transaction or Contract, including, but not limited to any lease, with respect to the purchase, acquisition, lease, disposition or transfer of any Assets or with respect to any capital expenditure by the Company (in each case, other than in the ordinary course of the Business consistent with past practice);

(iii) Any declaration, setting aside or payment of any dividend or other distribution with respect to the Equity;

(iv) Any damage, destruction or other casualty loss (whether or not covered by insurance), condemnation or other taking affecting the Business or the Assets of the Company to the extent material to the Company;

(v) Any change in any method of accounting or accounting practice by the Company;

(vi) Any increase in the compensation payable or to become payable to any officer, stockholder, director, consultant, agent or employee of the Company, or any alteration in the benefits payable or provided to any thereof;

(vii) Any material adverse change in the relationship of the Company with any of its customers, suppliers or vendors;

(viii) Except for any changes made in the ordinary course of Business, any material change in any of the Company’s business policies, including advertising, marketing or pricing policies;

(ix) Except in the ordinary course of the Business, consistent with past practice, any payment, directly or indirectly, of any Liability of the Company before the same became due in accordance with its terms; or

(x) Any agreement or arrangement whether written or oral to do any of the foregoing.

(b) The Company has no Liability that is past due or in default.

Section 2.12  Real Property. Schedule 2.11 sets forth an accurate and complete list and description of: (i) all real property owned by the Company and all buildings and other structures located on such real property; and (ii) all leases, subleases or other agreements under which the Company is lessor or lessee of any real property (collectively, the “Real Property”). Except for ordinary wear and tear and routine repairs, all material leasehold improvements and premises are in good condition and repair and suitable for the purposes used. All Real Property and improvements thereon conform to, and are used in compliance with, local property laws, including, without limitation, any zoning laws, and all restrictive covenants, Liens, Permits, licenses or other legally enforceable arrangements.

Section 2.13 Personal Property. The Company has good and valid title to (or valid leasehold interest in) all personal property used in the Business, free and clear of all Liens, except Permitted Liens. The machinery, equipment and other tangible personal property constituting part of the Assets (whether owned or leased), have been well-maintained in accordance with industry standards, are in good condition and repair (subject to normal wear and tear) and are adequate in quantity and quality for the operation of the Business as presently conducted. Schedule 2.12 contains a list and description of all tangible personal property owned or leased by the Company with a book value (before depreciation) of $500 or more. Prior to the Closing, the Company shall acquire good and valid title to all personal property, if any, used in the Business that, on the date hereof, is leased by the Company from any Affiliate of the Company or Seller. The Assets constitute all of the assets which are necessary to operate the Business of the Company. Notwithstanding anything contained herein to the contrary, immediately prior to and following the consummation of the transactions contemplated by this Agreement, the Company shall have cash equal to $50,000 which shall be included in the Assets.

Section 2.14 Contracts. (a) Schedule 2.13 sets forth an accurate and complete list of all Contracts to which the Company is a party or by which it or its Assets are bound or subject. True and complete copies of all written Contracts (including all amendments thereto and waivers in respect thereof) listed on such Schedule and summaries of the material provisions of all oral Contracts so listed have been delivered to Buyer.

(b) All Contracts listed on Schedule 2.13 are valid, subsisting, in full force and effect and binding upon the Company and, to Seller’s best knowledge, information and belief, the other parties thereto, in accordance with their terms. The Company is not in default (or alleged default) under any such Contract, nor, to Seller’s best knowledge, is any other party thereto in default thereunder, nor does any condition exist that with notice or the lapse of time or both would constitute a default by the Company (or give rise to a termination right) thereunder, nor, to Seller’s best knowledge, information and belief, does any condition exist that with notice or the lapse of time or both would constitute a default by any other party thereto (or give rise to a termination right) thereunder. To Seller’s best knowledge, none of the other parties to any such Contract intends to terminate or materially alter the provisions thereof by reason of the Contemplated Transactions or otherwise. Notwithstanding the above, Buyer understands and accepts that current revisions to U.S. health care rules and regulations make the medicare related portion of the business uncertain; provided. Since the Latest Balance Sheet Date, the Company has not waived any material right under any such Contract, materially amended or extended beyond any such Contract or terminated or failed to renew (or received notice of termination or failure to renew with respect to) any such Contract. No approval or consent of any person is required in order for the Contracts required to be disclosed on Schedule 2.13 to continue in full force and effect after the Closing.

Section 2.15 Intangible Property. Schedule 2.14 sets forth all patents, patent applications, trademarks, copyrights, service marks and trade names owned or used by the Company, all applications for any of the foregoing, and all permits, grants and licenses or other rights running to or from the Company relating to any of the foregoing (the “Intellectual Property Rights”), and there are no other patents, patent applications, trademarks, copyrights, service marks and trade names that are material to the Business. The Contemplated Transactions will not adversely affect the right, title and interest of the Company in and to the Intellectual Property Rights. The Company and Seller have not received any written notice of invalidity, infringement or misappropriation from any third party with respect to any Intellectual Property Rights, and to the knowledge of Seller, (i) the Company has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property or other rights of any third parties; and (ii) no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property Rights of the Company, other than that received from Buyer's affiliate.

Section 2.16 Claims and Proceedings. There are no outstanding Orders of any Governmental Body against or involving the Company, it’s Assets, the Business, the Purchase Shares or Seller with respect to the Purchase Shares. There are no actions, suits, claims or counterclaims, examinations, audits or legal, administrative, governmental or arbitral proceedings or investigations (collectively, “Claims”) (whether or not the defense thereof or Liabilities in respect thereof are covered by insurance), pending or, to Seller’s or the Company’s best knowledge, threatened on the date hereof against or involving the Company, it’s Assets, the Business, the Purchase Shares, involving Seller with respect to the Purchase Shares or the Business, or instituted by Seller against the Company. There is no fact, event or circumstance that could give rise to any Claim. There are no Claims pending or threatened that would: (i) give rise to any right of indemnification on the part of any director or officer of the Company or the heirs, executors or administrators of such director or officer, or against the Company; or (ii) restrain, prevent, change or delay in any respect the Contemplated Transactions or seek to challenge any of the terms or provisions of this Agreement or seek damages in connection with any of such transactions.

Section 2.17 Taxes. All income, unemployment, sales, franchise, property and other material Taxes levied, assessed or imposed upon the Company by any Tax Authority, to the extent due and payable as of the date hereof, have been timely and properly paid, and no Liability exists for deficiencies, except for Taxes being contested by appropriate proceedings and for which adequate reserves have been established on the Company's Financial Statements. There are no Tax audits pending or any outstanding agreements or waivers extending the statutory period of limitations applicable to any income Tax Return of the Company. To Seller’s and Company’s best knowledge after due inquiry, no Tax deficiency has been determined, nor proposed Tax assessment charged, against the Company. The Company has made or caused to be made all withholdings of Taxes required to be made, and such withholdings have either been paid to the appropriate governmental agency or set aside, in appropriate accounts for such purpose.

Section 2.18 Employee-Related Matters. (a) Schedule 2.17 contains a true and correct list, by category, of all directors, full-time employees, part-time employees and consultants of the Company, including any agreements relating thereto, and a description of the rate and nature of all compensation payable by the Company to, and the amount of vacation and other leave accrued by, each such person or entity. Schedule 2.17 also contains a description of all existing severance, accrued vacation or other leave policies or retiree benefits of any current or former director, officer, employee or consultant. Except as set forth on Schedule 2.17, the employment or consulting arrangement of all such persons is, subject to applicable laws involving the wrongful termination of employees, terminable at will by the Company.

(b) Schedule 2.17 contains a complete list of all written and unwritten plans, policies and agreements, including employment agreements, non-competition agreements, severance agreements and indemnification agreements and arrangements to which the Company is a party at the date of this Agreement and under which the Company or any Affiliate provides benefits to current employees of the Company (the “Plans”). Copies of all of the Plans have been delivered or made available to Buyer. Except as disclosed in Schedule 2.17, there are no commitments to amend any of those Plans.

(c) The Company: (i) is not a party to any Contract with any labor organization or other representative of their employees; (ii) there is no unfair labor practice charge or complaint pending or, to Seller’s and Company’s knowledge, threatened against the Company; (iii) the Company has not experienced any labor strike, slowdown, work stoppage or similar labor controversy within the past three years and, to Seller’s knowledge, no such labor strike, slow down, work stoppage or similar labor controversy is threatened; (iv) no representation question has been raised respecting any of the Company’s employees working within the past three years, nor, to the Seller’s and Company’s knowledge, are there any organizing activities or campaigns being conducted to solicit authorization from the Company’s employees to be represented by any labor organization and no such activity or campaign is threatened; (v) no claim before any Governmental Body brought by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of employees is pending or, to the Seller’s and Company’s knowledge, threatened against the Company; (vi) the Company is not a party to, or otherwise bound by, any Order relating to its employees or employment practices; and (vii) except with respect to ongoing disputes of a routine nature involving immaterial amounts, the Company has paid in full to all of its employees all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees.

Section 2.19 Compliance with Laws. Neither the Company nor any of its Assets is in violation of any order, judgment, injunction, award, citation, decree, consent decree or writ (collectively, “Orders”), or any law, statute, code, ordinance, rule, regulation or other requirement (collectively, “Laws”), of any government, municipality or political subdivision or any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, or any court, arbitrator, administrative tribunal or public utility (collectively, “Governmental Bodies”).

Section 2.20 Permits. The Company has obtained all licenses, permits, certificates, certificates of occupancy, orders, authorizations and approvals (collectively, “Permits”), and has made all required registrations and filings with any Governmental Body that are necessary to the ownership of the Assets, the use and occupancy of the Real Property, as presently used and operated, and the conduct of the Business or otherwise required to be obtained by the Company. All Permits required to be obtained or maintained by the Company are in full force and effect; no violations are or have been recorded, nor have any notices or violations thereof been received, in respect of any Permit; and no proceeding is pending or threatened to revoke or limit any Permit; and the consummation of the Contemplated Transactions will not (or with the giving of notice or the passage of time or both will not) cause any Permit to be revoked or limited.

Section 2.21 Environmental Matters. To Seller’s and Company’s best knowledge after due inquiry, the Company is in compliance in all material respects with all Environmental Laws and the Company has not generated, Released, stored, used, treated, handled, discharged or disposed of any Hazardous Substance at, on, under, in or about any Real Property, discharged any Hazardous Substance to or from any Real Property or discharged any Hazardous Substance from any Real Property into any ground or surface of water, directly or indirectly. There are no current or, to Seller’s and Company’s knowledge, pending, claims, administrative proceedings, judgments, declarations or orders relating to violation of Environmental Laws involving any Real Property or to the presence of Hazardous Substances at, on, in or under any Real Property.

Section 2.22 Finders Fees. Except for Corporate Finance Associates, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller or the Company who might be entitled to any fee or commission from Seller or the Company in connection with consummation of the Contemplated Transactions. Other than the above, Seller and Company represent that there is no broker that it is aware of which is entitled to a fee as a result of the transaction to be completed hereunder. Seller and Company hereby indemnify and agree to save the Buyer and Parent harmless from and against any and all claims, actions, or proceedings resulting from a claim for such fee by an investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer and/or Parent as a result of this transaction.

Section 2.23 Depositaries; Powers of Attorney, etc. Schedule 2.22 sets forth (i) the name of each bank, financial institution or similar entity in which the Company has an account, lock box or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto; and (ii) the name of each person holding a general or special power of attorney from the Company and a description of the terms thereof.

Section 2.24 Related Party Transactions. There are no Contracts or other agreements or arrangements (whether or not in writing) of any nature between the Company, on the one hand, and any Affiliate of the Company or any officer, director or shareholder of the Company or any Affiliate of the Company (each a “Related Party”) on the other hand (“Related Party Contracts”). No Related Party has any Claim against or Liability to the Company and the Company has no Claim against or Liability to any Related Party and, to Seller’s and Company’s best knowledge after due inquiry, no fact or circumstance exists which is reasonably likely to give rise to any such Claim against or by or Liability to or from any Related Party under any Related Party Contract or otherwise.

Section 2.25 Restrictions on Business Activities. There is no Law, Order or Contract binding upon the Company or Seller which has had or could reasonably be expected to have the effect of prohibiting or adversely affecting: (i) competition by the Company; (ii) any existing business practice of the Company; (iii) any acquisition of property by the Company; or (iv) the Condition of the Business.

Section 2.26 Suppliers and Customers. Schedule 2.25 lists for the year ended December 31, 2012, and the six months ended June 30, 2013, (i) any customer which accounted for 5% or more of the Company’s Receivables and the amount thereof for such periods whether or not yet collected; and (ii) any supplier which accounted for 5% or more of the Company’s Trade Payables and the amount thereof, whether or not yet paid. There has not occurred any material adverse change in the relationships of the Company with its suppliers and customers since January 1, 2013 and, except as and to the extent set forth on Schedule 2.25, to Seller’s knowledge, there are no facts or circumstances (including, without limitation, the Contemplated Transactions) that could reasonably be expected to have a material adverse effect on the Company’s relationship with its customers and suppliers. Since January 1, 2013, (i) no supplier has refused to provide credit, or has suspended the provision of credit, to the Company as a result of the failure or delay in payment of amounts due to such supplier or otherwise; (ii) all amounts owing to such suppliers, if not in dispute, have been paid in accordance with their respective terms; (iii) no such customer or supplier has cancelled or terminated, or threatened to cancel, or otherwise terminate, the relationship of such customer or supplier with the Company, and (iv) no such customer or supplier has decreased materially or threatened to decrease or limit materially its relationship with the Company or, to the Company’s and Seller’s knowledge, intends to decrease or limit materially its relationship with the Company.

Section 2.27 Disclosure. Neither this Agreement, the Schedules hereto, nor any audited or unaudited financial statements, documents or certificates furnished or to be furnished to Buyer by Seller (or by Seller on behalf of the Company) pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading or omit to state a fact which a reasonably prudent buyer would deem material under the circumstances.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT

Buyer and Parent, jointly and severely, represent and warrant to Seller that:

Section 3.1 Authority. Each of Buyer and Parent has full power and authority to execute and deliver each Transaction Document to which it is or, at Closing, will be, a party and to consummate the Contemplated Transactions. The execution, delivery and performance of each Transaction Document and the consummation of the Contemplated Transactions to which Buyer and/or Parent is or, at Closing, will be a party have been duly and validly authorized and approved by the board of directors thereof, and no other corporate proceedings on the part of Buyer or Parent are necessary to authorize the execution, delivery and performance by Buyer and Parent of each Transaction Document or the consummation of the Contemplated Transactions to which it is or, at Closing, will be a party. This Agreement has been and, at Closing, the other Transaction Documents to which Buyer and/or Parent is a party will have been, duly and validly executed and delivered by Buyer and/or Parent and (assuming the valid execution and delivery thereof by the other parties thereto) constitutes, or will, at the Closing, constitute, as the case may be, the legal, valid and binding agreement of Buyer and of Parent, enforceable against Buyer and/or Parent in accordance with their respective terms, except as such obligations and their enforceability may be limited by applicable bankruptcy and other similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity).

Section 3.2 No Conflicts; Consents. The execution, delivery and performance by each of Buyer and Parent of each Transaction Document to which it is or, at Closing, will be, a party and the consummation of the Contemplated Transactions to which it is or, at Closing, will be, a party do not and will not: (i) violate any provision of the Governing Documents of Buyer or Parent, respectively; (ii) require Buyer or Parent to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice to, any Governmental Body or any other person except as set forth on Schedule 2.4; (iii) violate, conflict with or result in the breach or default under (with or without the giving of notice or the passage of time), or permit the suspension or termination of, any material Contract to which Buyer or Parent is a party or by which Buyer or Parent or their respective assets may be bound or subject; or (iv) violate any Law or Order of any Governmental Body against, or binding upon, Buyer or Parent or upon their assets or business.

Section 3.3 Corporate Existence and Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Florida, and has all requisite corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. Parent is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has all requisite corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

Section 3.4 Finders Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer or Parent who might be entitled to any fee or commission from Buyer in connection with the consummation of the Contemplated Transactions.

ARTICLE IV

COVENANTS AND AGREEMENTS

Section 4.1 Conduct of Business of the Company. Subject to the business disclosures found under Section 2 above, from the date hereof through the Closing Date, the Company and Seller, jointly and severally, agree to, or to cause the Company to, as the case may be:

(i) To conduct its operations according to the ordinary and usual course of the Business consistent with past practice, to preserve intact its present business organization and structure, to keep available the services of its present officers, agents and employees, to preserve and maintain its Assets and the good will of the Business and to preserve its relationships with customers and suppliers and others having business dealings with the Company.

(ii) To maintain in the ordinary course of the Business, consistent with past practice and in accordance with all Contracts, the Real Property, all its material structures, equipment, the Assets (including cash and cash reserves) and other tangible property in their present repair, order and condition, subject to ordinary wear and tear.

(iii) Not to incur any Liability (other than Liabilities incurred in the ordinary course of the Business, consistent with past practice, which are not in the aggregate material thereto), nor enter into any Contract of a type required to be disclosed on any Schedule hereto.

(iv) Not to undertake (nor permit to be undertaken) any of the actions specified in Section 2.10.

(v) Not to pay, discharge or satisfy any material Claim or Liability, other than the payment, discharge or satisfaction in the ordinary course of the Business of Claims or Liabilities incurred in the ordinary course of Business, consistent with past practice.

(vi) Not to: (1) adopt, enter into, terminate or amend any Plan; (2) increase in any manner the compensation or fringe benefit of any director, officer, employee or consultant of the Company; (3) pay any benefit not required under the terms of any Plan; (4) grant any discretionary awards under any Plan or other bonus, incentive, performance or other compensation plan or arrangement; (5) take any action to fund or in any other way secure the payment of compensation or benefits to any director, officer, employee or consultant of the Company or under any Plan, except to the extent required under applicable Laws; or (6) adopt, enter into or amend any contract, agreement, commitment or arrangement to do any of the foregoing.

(vii) To fully satisfy all obligations, on a timely basis, under each Plan, including, without limitation, all contribution obligations, and to administer, operate and maintain each Plan in accordance with its terms and all applicable Laws.

(viii) Not to enter into, amend, modify, terminate, renew, extend, or waive any material right under, any leases, licenses, occupancy agreements or other Contracts concerning the Real Property or permit any person to occupy the Real Property, nor enter into any mortgage, pledge or other encumbrance, or other Contract affecting title to, or the use, possession, occupancy, operation and/or maintenance of the Real Property.

(ix) To pay all Taxes and other charges required with respect to the Assets and comply with all Laws, including all Environmental Laws.

(x) To maintain the Real Property in at least its current “as is” condition.

(xi) To maintain insurance coverage in the amounts and types as are currently in existence.

(xii) Not to withdraw, settle or otherwise compromise any pending Tax reduction proceeding without the consent of Buyer.

(xiii) Not to make any request of any Governmental Body without the prior written consent of Buyer and to keep Buyer informed of all notices received from or any correspondence with respect to any such Governmental Body.

(xiv) To comply with its obligations under the Contracts, to which it is a party, and send to Buyer copies of all notices of default delivered pursuant to any of the Contracts, promptly upon receipt thereof.

Section 4.2 Corporate Examinations and Investigations. Prior to the Closing, Seller and the Company agree that Buyer and Parent shall be entitled, through its directors, officers, Affiliates, employees, attorneys, accountants, representatives, lenders, investors, consultants and other agents (collectively, “Representatives”) to make such investigation of the Assets, the Business and operations of the Company and the Purchase Shares, and such examination of the books, records and financial condition of the Company, as Buyer reasonably deems necessary for the purpose of effecting and considering the Contemplated Transactions. The Company and Seller shall cooperate fully therein. In that connection, the Company and Seller shall make available to the Representatives of Buyer and Parent during such period, all such information and copies of such documents and records concerning the affairs of the Company and the Purchase Shares as such Representatives may reasonably request, shall permit the Representatives of Buyer and Parent access to the Assets of the Company and all parts thereof and to its employees, customers, suppliers, contractors and others, and shall cause the Company's Representatives to cooperate fully in connection with such review and examination. No investigation by Buyer and Parent shall diminish or obviate any of the representations, warranties, covenants or agreements of Seller or the Company contained in this Agreement.

Section 4.3 Additional Financial Statements. Prior to the Closing Date, as soon as available after the end of each monthly accounting period of the Company ending after the date of the most recent Interim Statement, the Company and Seller shall furnish Buyer and Parent with an unaudited consolidated financial statement of the Company for such month in form and substance comparable to the Interim Statements and with such other financial or other information routinely prepared by the Company.

Section 4.4 Filings and Authorizations. The Company and Seller, respectively, will pay when due all Taxes imposed upon the Company and/or Seller, as the case may be, by Law arising out of the Contemplated Transactions.

Section 4.5 Efforts to Consummate. Subject to the terms and conditions herein, each party hereto, without payment or further consideration, shall use its good faith efforts to take or cause to be taken all action and to do or cause to be done all things necessary, proper or advisable to consummate and make effective, as soon as reasonably practicable, the Contemplated Transactions, including, but not limited to, the obtaining of consents necessary, and Permits or consents of any third party, whether private or governmental, which are necessary for the consummation of the Contemplated Transactions, to effect all necessary registrations and filings, and each party hereto shall cooperate fully with the others in all of the foregoing.

Section 4.6 Negotiations with Others. The Company and Seller, jointly and severally, agree that neither Seller, the Company, any Affiliate of any of them, nor any Representative of any of them, will directly or indirectly: (i) solicit, engage in discussions or engage in negotiations with any person (other than Buyer or any of its Affiliates) with respect to an Acquisition Proposal; (ii) provide information to any person (other than Buyer, any of its Representatives or the Company's Representatives) in connection with an Acquisition Proposal; (iii) enter into any transaction with any person (other than Buyer or any of its Affiliates) with respect to an Acquisition Proposal; or (iv) agree to do any of the foregoing. If Seller, the Company, any Affiliate or Representative thereof receives any offer or proposal to enter into discussions or negotiations relating to any of the above, the Company and Seller will immediately notify Buyer in writing as to the identity of the offeror or the party making any such proposal and the specific terms of such offer or proposal.

Section 4.7 Notices of Certain Events. Prior to the Closing Date, each of the Company and Seller, on the one hand, and Buyer, on the other, shall promptly notify the other of:

(a) any notice or other communication from any person alleging that the consent, approval, authorization or waiver of such person is or may be required in connection with the Contemplated Transactions; or

(b) any material adverse change in the Condition of the Business.

Section 4.8 Public Announcements. Prior to the Closing Date, the Company and Seller, on the one hand, and Buyer and Parent, on the other, will consult with each other before issuing any press release or otherwise making any public statement with respect to the Contemplated Transactions, and will not issue any such press release or make any such public statement without the prior approval of Buyer or Seller, as the case may be, except as may be required by applicable Law in which event the other party shall have the right to review and comment upon (but not approve) any such press release or public statement prior to its issuance.

Section 4.9 Confidentiality. (a) Each party hereto shall hold in strict confidence, and shall use its best efforts to cause all of its Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or by other requirements of Law, all information concerning any other party which it has obtained from such party prior to, on or after the date hereof in connection with the Contemplated Transactions, and each party shall not use or disclose to others, or permit the use of or disclosure of, any such information so obtained, and will not release or disclose such information to any other person, except its Representatives who need to know such information in connection with this Agreement and who shall be advised of the provisions of this Section 4.9. The foregoing provision shall not apply to any such information to the extent: (i) known by any party prior to the date such information was provided to such party in connection with the Contemplated Transactions, (ii) made known to any party from a third party not in breach of any confidentiality requirement or (iii) made public through no fault of such party or any of its Representatives.

(b) If the Contemplated Transactions are not consummated and if requested, each party hereto shall return to the appropriate party all tangible evidence of such information.

Section 4.10 Expenses. Except as otherwise specifically provided in this Agreement, Buyer, Parent, the Company and Seller shall bear their respective expenses, in each case, incurred in connection with the preparation, execution and performance of the Transaction Documents and the Contemplated Transactions.

Section 4.11 Management Agreements. At the Closing in accordance with the terms hereof, to the satisfaction of Buyer, the Company shall retain: (i) Seller to perform certain management services and enter into an Management Agreement (the “Management Agreement”) with Seller in the form of Schedule 5.2(h)(vii) (The Management Agreement shall contain a covenant of Seller not to compete with Parent, Buyer and the Company that is a critical part of the consideration of this Agreement); and (ii) Erin Duke to perform certain services and enter into an Employment Agreement (the “Employment Agreement”) with Erin Duke in the form of Schedule 5.2(h)(viii). The Employment Agreement shall contain a covenant of Erin Duke not to compete with Parent, Buyer and the Company that is a critical part of the consideration of this Agreement.

Section 4.12 PCAOB Audit. The Seller acknowledges and agrees that since the Parent is a reporting company with the Securities and Exchange Commission (“SEC”), a financial audit delivered by an auditing firm which is a member of the PCAOB for at least the last two (2) fiscal years is required by the rules and regulations of the SEC (the “PCAOB Audits”). After the Closing, Parent will engage its PCAOB auditing firm in order to complete the PCAOB Audits within the time required by the SEC. In the event that the PCAOB auditing firm of Parent determines that an audit of the financial statements of the Company can not be delivered (i.e., due to the state of the financial books and records of the Company), Parent and Buyer shall have the option to terminate (or rescind) the transactions contemplated by this Agreement. Notwithstanding anything contained herein to the contrary, in the event that the total asset value as set forth on the PCAOB Audit is less than the total asset value as set forth on the Annual Statements and such difference is five percent (5%) or greater than the total asset value as set forth in the Annual Statements, the Consideration shall be reduced by such amount on a dollar for dollar basis (“Asset Consideration Adjustment”).

ARTICLE V

CONDITIONS TO CLOSING

Section 5.1 Conditions to the Obligations of Seller. The obligations of Seller hereunder to consummate the Contemplated Transactions are subject, at the option of Seller, to the fulfillment prior to or at the Closing of each of the following further conditions:

(a) Performance. Buyer shall have performed and complied in all material respects with all agreements, obligations and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

(b) Representations and Warranties. The representations and warranties of Buyer contained in this Agreement and in any certificate or other writing delivered by Buyer pursuant hereto shall be true in all material respects at and as of the Closing Date as if made at and as of such time (except for those representations and warranties made as of a specific date which shall be true in all material respects as of the date made).

(c) Closing Payment. Buyer shall have delivered the Purchase Price in accordance with Section 1.2 hereof.

(d) Schedules and Exhibits. All schedules and Exhibits referenced herein are completed and executed by Seller.

Section 5.2 Conditions to the Obligations of Buyer. All obligations of Buyer to consummate the Contemplated Transactions hereunder are subject, at the option of Buyer, to the fulfillment prior to or at the Closing of each of the following further conditions:

(a) Performance. Seller and the Company shall have performed and complied in all material respects with all agreements, obligations and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

(b) Representations and Warranties. The representations and warranties of Seller and the Company contained in this Agreement and in any certificate or other writing delivered by Seller and the Company pursuant hereto shall be true in all material respects at and as of the Closing Date as if made at and as of such time (except for those representations and warranties made as of a specific date which shall be true in all material respects as of the date made).

(c) No Material Adverse Change. There shall have occurred no material adverse change in the Condition of the Business prior to Closing.

(d) Corporate Proceedings. All corporate proceedings and related actions taken by the Company in connection with the Contemplated Transactions shall have been reasonably satisfactory to Buyer.

(e) Claims and Proceedings. There shall not have been instituted (nor shall there have been an indication by any other party of an intention to institute) an action or proceeding of any kind seeking to restrain, enjoin, prohibit or restrict the consummation of the Contemplated Transactions.

(f) Approvals. All consents and approvals with respect to the transactions contemplated by this Agreement shall have been obtained and shall be in form and content satisfactory to Buyer.

(g) Investigation. Buyer shall be reasonably satisfied with the results of any investigation which it makes pursuant to Section 4.2 hereof, or otherwise, and shall have found nothing inconsistent with the Company’s representations and warranties contained herein.

(h) Documentation. There shall have been delivered to Buyer the following:

(i) A notarial certificate, dated the Closing Date certifying, among other things, that attached or appended to such certificate: (A) is a true and correct copy of the Company’s Articles of Organization and Operating Agreement (or comparable document) and all amendments, if any, thereto as of the date thereof and a certificate on behalf of the Company attaching all corporate actions take in connection therewith; (B) is a true copy of all corporate actions taken by the Company’s board of directors authorizing the execution, delivery and performance of the Transaction Documents and the Contemplated Transactions; and (C) are the names and signatures of each of its duly elected or appointed officers, directors and attorneys-in-fact, if any, and who are authorized to execute and deliver the Transaction Documents and any certificate, document or other instrument in connection herewith;

(ii) a certificate from Seller and the Company confirming the matters set forth in Sections 5.2(a) and (b), in form and substance satisfactory to Buyer;

(iii) A signed opinion of Seller’s counsel, dated the Closing Date, addressed to Buyer, in form and substance satisfactory to Buyer;

(iv) A Deed of Transfer acknowledged by the Company and any certificates representing the Purchase Shares, which shall constitute no less than 100% of the outstanding Equity of the Company as of the Closing Date;

(v) Releases in form and substance satisfactory to Buyer of all claims Seller or any Affiliate thereof has against or with respect to the Company;

(vi) Resignations from Seller or her Affiliates from all officer or directorships they may have in the Company;

(vii) A fully executed Management Agreement from Seller in the form of Schedule 5.2(h)(vii) hereto;

(viii) A fully executed Employment Agreement from Erin Duke in the form of Schedule 5.2(h)(viii) hereto;

(ix) Such other documents as may be reasonably requested by Buyer, in form and substance satisfactory to Buyer;

(x) a financial audit of the Company’s Financial Statements prepared by an auditing firm that is registered by the PCAOB for the fiscal years ending December 31, 2011 and December 31, 2012 (the PCAOB Audit); and

(xi) all schedules and Exhibits referenced herein are completed and executed by Seller and such other documents as may be reasonably requested by Buyer, in form and substance satisfactory to Buyer.

(i)           Financing. The Buyer and/or Parent shall have consummated a financing (equity or debt) in the amount of at least $2,000,000.00 with the proceeds of such financing specifically designated for the purposes of consummating the transactions contemplated by this Agreement within sixty (60) days of the date of this Agreement. Buyer represents that it has already applied for such financing and has received preliminary approval for same.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Survival of Representations and Warranties.

(a) Notwithstanding any right of Buyer and Parent fully to investigate the affairs of the Company and notwithstanding any knowledge of facts determined or determinable by Buyer and Parent pursuant to such investigation, or right of investigation, Each of Buyer and Parent has the right to rely fully upon the representations, warranties, covenants and agreements of Seller contained in this Agreement, or listed or disclosed on, and as limited by, any Schedule hereto or in any instrument delivered in connection with or pursuant to any of the foregoing. The disclosure of any information, item or matter on any Schedule shall be deemed to modify or state an exception to the representation or warranty to which it corresponds, but shall not otherwise relieve Seller of its indemnification obligations under Section 6.2 below. All such representations, warranties, covenants and agreements shall survive the execution and delivery of this Agreement and the Closing hereunder until expiration of the applicable statute of limitations.

(b) All representations and warranties of Buyer and Parent shall survive the execution and delivery of this Agreement and the Closing hereunder for the benefit of Seller and Company.

Section 6.2 Obligation of Seller to Indemnify. Seller agrees to indemnify, defend and hold harmless each of Buyer and Parent (and their respective stockholders, directors, officers, employees, Affiliates, successors and assigns) from and against all claims, losses, liabilities, damages, deficiencies, judgments, settlements, costs of investigation or other expenses (including interest, penalties and reasonable attorneys’ fees and fees of other experts and disbursements and expenses incurred in enforcing this indemnification) (collectively, the “Losses”) suffered or incurred by Buyer and/or Parent or any of the foregoing persons in any action or proceeding between Buyer (or any other indemnified person) and Seller, or between Buyer (or any other indemnified person) and any third party or otherwise, arising out of: (i) any breach of the representations and warranties of Seller or Company contained in this Agreement or in the Schedules or any other Transaction Document; (ii) any breach of the covenants and agreements of Seller and/or Company contained in this Agreement or in the Schedules or any other Transaction Document; or (iii) events prior to the Closing Date, including, without limitation, any Liabilities (including any liability for Taxes, Trade Payables or Company Debt) for periods on or prior to the Closing Date.

Section 6.3 Obligation of Buyer and Parent to Indemnify. Each of Buyer and Parent, jointly and severally, agrees to indemnify, defend and hold harmless each (and any Affiliate, successor or assignee thereof) from and against any Losses suffered or incurred by Seller or any of the foregoing persons arising out of any breach of the representations and warranties of Buyer and Parent or of the covenants and agreements of Buyer and Parent contained in this Agreement or in the Schedules or any other Transaction Document.

Section 6.4 Notice and Opportunity to Defend Third Party Claims.

(a) Promptly after receipt by any party hereto (the “Indemnitee”) of notice of any demand, claim, circumstance or Tax audit which would or might give rise to a claim by, or the commencement (or threatened commencement) of any action, proceeding or investigation by a third party, that may result in a Loss (an “Asserted Liability”) to which such person is entitled to indemnification hereunder, the Indemnitee shall give notice thereof (the “Claims Notice”) to the party or parties obligated to provide indemnification pursuant to Sections 6.2 or 6.3 (collectively, the “Indemnifying Party”). The Claims Notice shall describe the third party and the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary, and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

(b) The Indemnifying Party may elect to defend, at its own expense and with its own counsel, any Asserted Liability unless: (i) the Asserted Liability seeks an Order, injunction or other equitable or declaratory relief against the Indemnitee or (ii) the Indemnitee shall have reasonably concluded that: (x) there is a conflict of interest between the Indemnitee and the Indemnifying Party in the conduct of such defense; or (y) the Indemnitee shall have one or more defenses not available to the Indemnifying Party. If the Indemnifying Party elects to defend such Asserted Liability, it shall within 20 days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the defense of such Asserted Liability. If the Indemnifying Party elects not to defend the Asserted Liability, is not permitted to defend the Asserted Liability by reason of the first sentence of this Section 6.4(b), fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement with respect to such Asserted Liability, the Indemnitee may pay, compromise or defend such Asserted Liability at the sole cost and expense of the Indemnifying Party. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the reasonable written objection of the other, provided that the Indemnitee may settle or compromise any claim as to which the Indemnifying Party has failed to notify the Indemnitee of its election under this Section 6.4(b) or as to which the Indemnifying Party is contesting its indemnification obligations hereunder. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of any Asserted Liability. If the Indemnifying Party chooses to defend any Asserted Liability, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense. Any Losses of any Indemnitee for which an Indemnifying Party is liable for indemnification hereunder shall be paid upon written demand therefor.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Notices.

(a) Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally by hand or by recognized overnight courier, telecopied or mailed (by registered or certified mail, postage prepaid return receipt requested) as follows:

(i) If to Buyer or Parent:

Sanomedics International Holdings, Inc.
444 Brickell Avenue
Suite 415
Miami, FL 33131
Fax: 305-433-5129
Attn: David Langle, Chief Financial Officer

(ii) If to Seller, one copy to:

Vann R. Duke
114 North Burnett Drive
Baytown, TX 77520
Telecopier: __________________

With a copy to:

Charles A. Dombek CPA MBA
The Optimal Financial Group
7812-A Richmond Road
P.O. Box 728
Toano, VA 23168

(iii) If to Company, one copy to:

Duke Medical Equipment LLC
114 North Burnett Drive
Baytown, TX 77520
Telecopier: ________________
Attn: Vann R. Duke

With a copy to:

Charles A. Dombek CPA MBA
The Optimal Financial Group
7812-A Richmond Road
P.O. Box 728
Toano, VA 23168

(b) Each such notice or other communication shall be effective: (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in Section 7.1(a) (with confirmation of transmission); or (ii) if given by any other means, when delivered at the address specified in Section 7.1(a). Any party by notice given in accordance with this Section 7.1 to the other party may designate another address (or telecopier number) or person for receipt of notices hereunder. Notices by a party may be given by counsel to such party.

Section 7.2 Entire Agreement. This Agreement (including the Schedules hereto) and the collateral agreements executed in connection with the consummation of the Contemplated Transactions contain the entire agreement among the parties with respect to the subject matter hereof and related transactions and supersede all prior agreements, written or oral, with respect thereto.

Section 7.3 Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, cancelled, renewed or extended only by a written instrument signed by Seller and Buyer. The provisions hereof may be waived in writing by Seller or Buyer, as the case may be. Any such waiver shall be effective only to the extent specifically set forth in such writing. No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. Except as otherwise provided herein, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

Section 7.4 Specific Performance. Seller acknowledges and agrees that, if Seller fails to proceed with the Closing in any circumstance, Buyer will not have adequate remedies at law with respect to such breach. In such event, and in addition to Buyer’s right to terminate this Agreement, Buyer shall be entitled, without the necessity or obligation of posting a bond or other security, to seek injunctive relief, to obtain specific performance of Seller’s obligations under this Agreement or to sue Seller’s for damages, in each case, without first terminating this Agreement. Seller’s specifically affirms the appropriateness of such injunctive or other relief or damages in any such action.

Section 7.5 Governing Law. This Agreement shall be governed and construed in accordance with the laws of Texas.

Section 7.6 Dispute Resolution. Any controversy or claim arising out of or relating to the Agreement, or the breach thereof, shall be settled exclusively by arbitration. Such arbitration shall be conducted before a single arbitrator with at least five (5) years experience in the software industry and in accordance with the Commercial Arbitration Rules of American Arbitration Association then in effect. The arbitration shall take place in Houston, Texas. Judgment may be entered on the arbitrator’s award in any court having jurisdiction, and the parties irrevocably consent to the jurisdiction of such courts for that purpose. All decision of the arbitrator shall be final and binding on the Parties. The Parties shall equally divide all costs of the American Arbitration Association and the arbitrator. Each Party shall bear its own legal fees in any dispute. The arbitrator may grant injunctive or other relief.

Section 7.7 Binding Effect; No Assignment. This Agreement and all of its provisions, rights and obligations shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs and legal representatives. This Agreement may not be assigned (including by operation of Law) by any party hereto without the express written consent of Buyer (in the case of assignment by Seller) or Seller (in the case of assignment by Buyer, except to an Affiliate of Buyer as to which no consent shall be required) and any purported assignment, unless so consented to, shall be void and without effect.

Section 7.8 Severability. If any provision of this Agreement for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Agreement, this Agreement shall be amended so as to enforce the illegal, invalid or unenforceable provision to the maximum extent permitted by applicable law, and the parties shall cooperate in good faith to further modify this Agreement so as to preserve to the maximum extent possible the intended benefits to be received by the parties.

Section 7.9 Counterparts. The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

Section 7.10 Further Assurances. At any time and from time to time after the Closing Date, upon the request of Buyer, Seller and the Company will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged or delivered, all such further documents, instruments or assurances, as may be necessary, desirable or proper to carry out the intent and accomplish the purposes of this Agreement. Seller and Buyer will each, respectively, bear their or its own costs and expenses incurred in compliance with the first sentence of this Section 7.10.

Section 7.11 Condition Precedent.  The parties hereto acknowledge that their execution hereof is for expediency and subject to all Exhibits and Schedules referenced herein to be agreed upon between the parties and attached to this Agreement. This is a Condition Precedent to the enforceability of this Agreement. The parties hereto shall execute a confirmation of the terms of this Agreement upon the attachment of all Schedules and Exhibits reference herein.

ARTICLE VIII

DEFINITIONS

Section 8.1 Definitions. The following terms, as used herein, have the following meanings:

“Acquisition Proposal” shall mean any proposal involving, directly or indirectly: (i) the acquisition of, or merger or other business combination involving the Company; (ii) the sale or other transfer of any Equity of the Company; (iii) the sale, lease, transfer or management of the Business; (iv) the sale or other transfer of any Assets (except in the ordinary course); and (v) any other transaction inconsistent with the Contemplated Transaction or which would render any of them impossible or impracticable to consummate.

“Affiliate” of any person means any other person directly or indirectly through one or more intermediary persons, controlling, controlled by or under common control with such person.

“Agreement” or “this Agreement” shall mean, and the words “herein”, “hereof” and “hereunder” and words of similar import shall refer to, this agreement as it from time to time may be amended.

“Assets” shall mean all cash, instruments, properties, rights, interests and assets of every kind, real, personal or mixed, tangible and intangible, used or usable in the Business.

The term “audit” or “audited” when used in regard to financial statements shall mean an examination of the financial statements by a firm of independent certified public accountants in accordance with generally accepted auditing standards for the purpose of expressing an opinion thereon.

 “Business” shall mean the ownership and operation of the Assets comprising the business operations of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended and the rules and regulations promulgated thereunder.

“Company Debt” shall mean: (i) money borrowed by the Company from any person; (ii) any indebtedness of the Company arising under leases required to be capitalized under Generally Accepted Accounting Principles or evidenced by a note, bond, debenture or similar instrument; (iii) any indebtedness of the Company arising under purchase money obligations or representing the deferred purchase price of property or services (other than current Trade Payables incurred in the ordinary course of the Business); and (iv) any Liability of the Company under any guaranty, letter of credit, performance credit or other agreement having the effect of assuring a creditor against loss.

“Condition of the Business” shall mean the condition (financial or otherwise), prospects or the results of operations of the Business, the Assets or the Company.

“Contract” shall mean any contract, agreement, indenture, note, bond, lease, conditional sale contract, mortgage, license, franchise, instrument, commitment, Permit, or other binding arrangement, whether written or oral.

The term “control”, with respect to any person, shall mean the power to direct the management and policies of such person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other persons by or through stock ownership, agency or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

"EBITDA" shall mean the earnings of the Company before interest, taxes, depreciation, and amortization, calculated in accordance with Generally Accepted Accounting Principles, and as set forth below:

Neither the expenses nor overhead of Parent, Buyer or any other subsidiary of Parent, other than the Company, shall be included in the calculation of EBITDA.

Within 30 calendar days after each period in which EBITDA is to be measured, Parent shall prepare and deliver to Seller a statement setting forth its calculation of EBITDA for the Company (the “EBITDA Calculation”). After receipt of the EBITDA Calculation, Seller shall have 30 calendar days (the “Review Period”) to review the EBITDA Calculation. During the Review Period, Seller shall have full access to the books and records of the Company, the personnel of, and work papers prepared by, Parent and its Accountants to the extent that they relate to the EBITDA Calculation and to such historical financial information relating to the EBITDA Calculation as Seller may reasonably request for the purpose of reviewing the EBITDA Calculation. On or prior to the last day of the Review Period, Seller may object to the EBITDA Calculation by delivering to Buyer a written statement setting forth Seller’s objections in reasonable detail, indicating each disputed item or amount and the basis for Seller’s disagreement therewith (the “Statement of Objections”). If Seller fails to deliver the Statement of Objections before the expiration of the Review Period, Parent’s EBITDA Calculation shall be deemed to have been accepted by Seller. If Seller deliver the Statement of Objections before the expiration of the Review Period, Parent and Seller shall negotiate in good faith to resolve such objections within 30 calendar days after the delivery of the Statement of Objections (the “Resolution Period”), and, if the same are so resolved within the Resolution Period, the EBITDA Calculation with such changes as may have been previously agreed in writing by Parent and Seller shall be final and binding. If Seller and Parent fail to reach an agreement with respect to all of the matters set forth in the Statement of Objection before expiration of the Resolution Period, then Parent and Seller shall appoint by mutual agreement the office of an impartial nationally recognized firm of independent certified public accountants (the “Independent Accountants”) who, acting as experts and not arbitrators, shall resolve the disputed amounts and make any adjustments to the EBITDA Calculation. The Independent Accountants shall only decide the specific items under dispute by the parties and their decision for each disputed amount must be within the range of values assigned to each such item in the EBITDA Calculation and the Statement of Objections, respectively.

Seller shall pay a portion of the fees and expenses of the Independent Accountants equal to 100% multiplied by a fraction, the numerator of which is the amount of disputed amounts submitted to the Independent Accountants that are resolved in favor of Parent (that being the difference between the Independent Accountants’ determination and Seller’s determination) and the denominator of which is the total amount of disputed amounts submitted to the Independent Accountants (that being the sum total by which Parent’s determination and Seller’s determination differ from the determination of the Independent Accountants). Buyer shall pay that portion of the fees and expenses of the Independent Accountants that Seller are not required to pay hereunder.

The Independent Accountants shall make a determination as soon as practicable within 30 calendar days (or such other time as the parties hereto shall agree in writing) after their engagement, and their resolution of the disputed amounts and their adjustments to the EBITDA Calculation shall be conclusive and binding upon the parties hereto.

“Environmental Laws” shall mean any and all Laws (including common law), Permits, agreements or any other requirement or restriction promulgated, imposed, enacted or issued by any Governmental Body relating to human health or the environment, including the emission, discharge or Release of pollutants, contaminants, Hazardous Substances or wastes into the environment (which includes, without limitation, ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

“Generally Accepted Accounting Principles” shall mean generally accepted accounting principles.

“Governing Documents” shall mean the articles of organization and operating agreement or other comparable documents governing the actions and affairs of a corporation, company or other entity.

“Hazardous Substances” shall mean any and all dangerous, toxic, radioactive, caustic or otherwise hazardous material, pollutant, contaminant, chemical, waste or substance defined, listed or described as any of such in or governed by any Environmental Law or any substance which might cause any injury to human health or safety or to the environment or might subject the owner or operator of the Real Property to any claims. “Hazardous Substances” shall include, without limitation, asbestos, airborne asbestos, polychlorinated biphenyls (PCBs), petroleum products, lead-based paint and urea-formaldehyde.

“Liability” shall mean any direct or indirect indebtedness, liability, assessment, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, actual or potential, contingent or otherwise (including any liability under any guaranties, letters of credit, performance credits or with respect to insurance loss accruals and liabilities for Trade Payables and Company Debt).

“Lien” shall mean any mortgage, lien (including mechanics, warehousemen, laborers and landlords liens), claim, pledge, charge, security interest, preemptive right, right of first refusal, option, judgment, title defect, covenant, restriction, easement or encumbrance of any kind in respect of or affecting the Company or any Asset.

“Permitted Liens” shall mean: (i) liens for Taxes not yet due and payable for which adequate reserves have been set aside on the books of the Company and which are reasonably satisfactory to Buyer; and (ii) statutory Liens, such as mechanic’s, materialman’s, warehouseman’s, carrier’s or other like Liens, incurred in good faith in the ordinary course of business, provided that the underlying obligations relating to such Liens are paid in the ordinary course of business, or are being contested diligently and in good faith by appropriate proceedings and as to which the Company has set aside reserves on its books reasonably satisfactory to Buyer, or the payment of which obligations are otherwise secured in a manner reasonably satisfactory to Buyer.

The term “person” shall mean an individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization or other entity, including a government or political subdivision or an agency or instrumentality thereof.

“Receivables” shall mean as of any date any trade accounts receivable, notes receivable, sales representative advances and other miscellaneous receivables of the Company.

“Release” shall mean the intentional or unintentional, spilling, leaking, pumping, pouring, discharging or disturbance of, or emitting, depositing, injecting, leaching, dumping, disposing, emitting or escaping, or any other release or threatened release to or from, however defined, any Hazardous Substance in violation of any Environmental Law.

“Tax” (including, with correlative meaning, the terms “Taxes” and “Taxable”) shall mean: (i)(A) any net income, gross income, gross receipts, sales, use, ad valorem, transfer, transfer gains, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, rent, recording, occupation, premium, real or personal property, intangibles, environmental or windfall profits tax, alternative or add-on minimum tax, customs duty or other tax, fee, duty, levy, impost, assessment or charge of any kind whatsoever (including but not limited to taxes assessed to real property and water and sewer rents relating thereto), together with (B) any interest and any penalty, addition to tax or additional amount imposed by any Governmental Body (domestic or foreign) (a “Tax Authority”) responsible for the imposition of any such tax and interest on such penalties, additions to tax, fines or additional amounts, in each case, with respect to the Company, the Business or the Assets (or the transfer thereof); (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of the Company being a member of an affiliated or combined group with any other person at any time on or prior to the Closing Date and (iii) any liability of the Company for the payment of any amounts of the type described in the immediately preceding clause (i) as a result of a contractual obligation to indemnify any other person.

“Tax Return” shall mean any return or report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to any Tax Authority.

“Trade Payables” shall mean obligations of the Company to suppliers or other vendors for goods or services purchased by the Company in the ordinary course of the Business and consistent with past practice.

“Transaction Documents” shall mean, collectively, this Agreement, and each of the other agreements and instruments to be executed and delivered by all or some of the parties hereto in connection with the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth above.

BUYER:

ANOVENT, INC.

By:	/s/ Keith Houlihan
Name:	Keith Houlihan
Title:	President

PARENT:

SANOMEDICS INTERNATIONAL HOLDINGS, INC.

By:	/s/ Keith Houlihan
Name:	Keith Houlihan
Title:	President

SELLER:

/s/ Vann R. Duke
Vann R. Duke

COMPANY:

DUKE MEDICAL EQUIPMENT LLC

By:	/s/ Vann R. Duke
Name:	Vann R. Duke
Title:	Sole Member